EXHIBIT 10

BY U.S. MAIL AND ELECTRONIC TRANSMISSION

Owens Financial Group, Inc.                                                                                                August 4, 2009
2221 Olympic Boulevard
Walnut Creek, CA 94595

Attention:             Mr. William C. Owens, President
Mr. Bryan H. Draper, Chief Financial Officer

RE:  (a) Credit Agreement between Owens Financial Group, Inc., as Borrower, and California Bank & Trust, First Bank, and City National Bank, as Lenders, dated August 31, 2001, as amended, for Revolving Loans up to $20,000,000 and Swing Loans
        (b) Credit Agreement between Owens Mortgage Investment Fund, as Borrower, and California Bank & Trust, First Bank and City National Bank, as Lenders, dated August 31, 2001, as amended for Revolving Loans up to $55,000,000.00 and Swing Loans

Gentlemen:

We are writing on behalf of California Bank & Trust in its role as Agent under the above-mentioned Credit Agreements.  By this letter, we wish to notify you that the obligations of the Borrowers under these Credit Agreements have matured and all principal and accrued interest there under are now due and owing.  Because of the maturity, no further Loans will be made under either Credit Agreement.

Any forbearance or restraint by the Lenders in taking any action to which they are entitled under the Credit Agreements by virtue of the maturity of the obligations without full payment of the Loans should not be construed as a waiver of any rights afforded to the Lenders under the Credit Agreements or by law.  The Lenders reserve such rights.  Any waiver thereof shall require the signed, written consent of the Lenders.  Likewise, any modification of the Credit Agreements shall require the signed, written agreement of the Lenders.

Sincerely,

/s/ Stephen C. Bellicini

Stephen C. Bellicini
Executive Vice President

cc. William Nelle, Senior Vice President First Bank Commercial and Private Banking 555 Montgomery Street San Francisco, CA 94111	cc. Kevin McKenna, Vice President City National Bank 555 South Flower St. 16th Floor Los Angeles, CA 90071